                                                                         EXHIBIT
99.1
CUSIP NUMBER: 640071AK2

             LETTER OF ELECTION AND INSTRUCTIONS TO BROKER OR BANK

 WITH RESPECT TO THE EXCHANGE OFFER REGARDING THE 11% SENIOR SECURED NOTES DUE
                                      2010
                        ISSUED BY NEENAH FOUNDRY COMPANY

         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME,
                              ON           , 2004

To My Broker or Account Representative:

     I, the undersigned, hereby acknowledge receipt of the Prospectus, dated
          , 2003 (the "Prospectus") of Neenah Foundry Company, a Wisconsin corporation (the "Company") with respect to the Company's exchange offer set forth therein (the "Exchange Offer"). I have read the Prospectus and agree to be bound by the terms and conditions set forth therein. I understand that the exchange offer must be accepted on or prior to 5:00 PM, New York City Time, on
          , 2004.

     This letter instructs you as to action to be taken by you relating to the Exchange Offer with respect to the 11% Senior Secured Notes due 2010 (the "Existing Notes") held by you for the account of the undersigned.

     The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

        $          of the 11% Senior Secured Notes due 2010

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

        [ ] TO TENDER the following Existing Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT AT MATURITY OF EXISTING NOTES TO BE TENDERED, IF ANY):

                                                                               $
--------------------------------------------------------------------------------

        [ ] NOT TO TENDER any Existing Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Existing Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Prospectus that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (FILL IN STATE), (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act") in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer," and
(v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Prospectus; and

(c) to take such other action as necessary under the Prospectus to effect the valid tender of such Existing Notes.

Name of beneficial owner(s):
--------------------------------------------------------------------------------

Signatures:
--------------------------------------------------------------------------------

Name (please print):
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------

Telephone number:
--------------------------------------------------------------------------------

Taxpayer Identification or Social Security Number:
----------------------------------------------------------

Date:
--------------------------------------------------------------------------------

                                        2